Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$11,657,728
Unrealized Gain (Loss) on Market Value of Futures	(413,846,828)
Dividend Income	9,720
Interest Income	177,442
ETF Transaction Fees	12,000
Total Income (Loss)	$(401,989,938)

Expenses
General Partner Management Fees	$1,466,308
Professional Fees	341,475
Brokerage Commissions	215,622
Directors' Fees and insurance	33,660
NYMEX License Fee	48,877
SEC & FINRA Registration Expense	325,500
Total Expenses	$2,431,442
Net Income (Loss)	$(404,421,380)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$4,051,547,064
Additions (1,800,000 Shares)	45,630,342
Withdrawals (12,500,000 Shares)	(358,597,259)
Net Income (Loss)	(404,421,380)

Net Asset Value End of Month	$3,334,158,767
Net Asset Value Per Share (131,523,603 Shares)	$25.35

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596